Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports Strong Third Quarter 2020 Results with a 50% Increase in Net Income, a 134% Increase in Noninterest-Bearing Deposits, and a 25% Increase In Tangible Book Value from Previous Year
(FAIRMONT, W.Va.) November 2, 2020 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB,” or the “Company”) today reported net income of $6.5 million, or $0.53 basic and diluted earnings per share for the three months ended September 30, 2020.

	Quarterly			Year-to-Date
	2020	2020	2019	2020	2019
	Third Quarter	Second Quarter	Third Quarter
Net income from continuing operations	$6,491	$18,034	$4,346	$25,573	$22,469
Net income from discontinued operations	—	—	(19)	—	427
Net income	$6,491	$18,034	$4,327	$25,573	$22,896

Earnings per share from continuing operations - basic	$0.53	$1.50	$0.36	$2.11	$1.89
Earnings per share from discontinued operations - basic	—	—	—	—	0.04
Earnings per share - basic	$0.53	$1.50	$0.36	$2.11	$1.93

Earnings per share from continuing operations - diluted	$0.53	$1.49	$0.35	$2.07	$1.84
Earnings per share from discontinued operations - diluted	—	—	—	—	0.04
Earnings per share - diluted	$0.53	$1.49	$0.35	$2.07	$1.88

THIRD QUARTER 2020 HIGHLIGHTS
•Transactions: The Company continued to be active during the third quarter of 2020 and completed two strategic transactions: the MVB Mortgage combination with Intercoastal Mortgage Company (“ICM”) and the acquisition of the assets of Invest Forward, Inc.
•Growth in Tangible Book Value (“TBV”) per Share: TBV per share was $18.66 as of September 30, 2020, an increase of $2.01, or 12.1%, from June 30, 2020, and an increase of $3.79, or 25.5%, from September 30, 2019.
•Mortgage: MVB Mortgage’s income from its equity method investment of ICM was $13.6 million for the quarter ended September 30, 2020. The Company also recognized a gain on the mortgage combination transaction of $3.3 million.
•Deposits: Noninterest-bearing deposits were $642.8 million as of September 30, 2020, an increase of $114.3 million, or 21.6%, from June 30, 2020, and an increase of $367.9 million, or 133.8%, from September 30, 2019. As of September 30, 2020, total noninterest-bearing deposits were 33.9% of total deposits, compared to 28.4% as of June 30, 2020, and 18.9% as of September 30, 2019.
•Asset Quality: Allowance for loan losses to total loans was 1.81% as of September 30, 2020, an increase of 62 basis points from June 30, 2020, and an increase of 95 basis points from September 30, 2019. Excluding Paycheck Protection Program (“PPP”) loans of $87.9 million, allowance for loan losses to total loans was 1.93% as of September 30, 2020, an increase of 67 basis points from June 30, 2020, and an increase of 107 basis points from September 30, 2019.
•Capital: MVB Bank, Inc. (“MVB Bank” or the “Bank”) finished the third quarter with strong capital ratios. The Bank’s leverage ratio was 10.64%, the Tier 1 risk-based capital ratio was 14.63%, and the total risk-based capital ratio was 15.89%. The Company’s tangible common equity to tangible assets was 10.04% as of September 30, 2020.

FINTECH HIGHLIGHTS
•Fintech deposits were $364.8 million as of September 30, 2020, an increase of $138.6 million, or 61.3%, from June 30, 2020, and an increase of $251.5 million, or 221.9%, from September 30, 2019.
•Gaming deposits, included in total fintech deposits, were $206.6 million as of September 30, 2020, an increase of $64.7 million, or 45.6%, from June 30, 2020, and an increase of $129.8 million, or 169.0%, from September 30, 2019.
•Through the existing partnership with Credit Karma, MVB is now a Top 30 bank in terms of total number of deposit accounts in the United States. Also in the third quarter, MVB signed a sponsorship agreement with Credit Karma to launch a debit card program.
•In an effort to increase noninterest income, MVB signed agreements with two of the largest payment processors for card acquiring sponsorships.

MANAGEMENT OVERVIEW
The Company continued to be “offensively defensive” to further strengthen capital and to bolster the provision for loan losses, all while generating competitive earnings of $6.5 million to position the Company for success now and in the future. As a result of increasing the provision for loan losses, allowance for loan losses as a percentage of total loans of 1.81% as of September 30, 2020, increased 62 basis points from June 30, 2020, and increased 95 basis points from September 30, 2019.

As the COVID-19 pandemic continues, the Company is fulfilling its purpose of being a trusted partner to Clients, Communities, Team Members, and Shareholders. Members of the Commercial and Retail Banking Team are serving Clients with social distancing measures in place and a majority of Team Members are still working remotely. The Company remains committed to the Community by continuing to partner with non-profit entities and local businesses and was able to return value to Shareholders through meaningful growth in earnings and tangible book value for the second straight quarter. In addition, the Company saw a decrease in commercial loans requiring additional modifications, down from $223.9 million in the second quarter to $41.1 million in the third quarter of 2020.

In addition, the Company reduced its reliance on brokered CDs and higher-cost deposits by replacing these deposits with noninterest-bearing deposits. Total noninterest-bearing deposits increased $114.3 million, or 21.6%, from June 30, 2020, and increased $367.9 million, or 133.8%, from September 30, 2019, to a balance of $642.8 million as of September 30, 2020. The growth in noninterest-bearing deposits was primarily driven by MVB’s continued execution of strategic initiatives in Fintech and specialty deposits. As of September 30, 2020, total noninterest-bearing deposits were 33.9% of total deposits, compared to 28.4% as of June 30, 2020, and 18.9% as of September 30, 2019.

During the third quarter of 2020, the Company completed MVB Mortgage’s combination with ICM on July 1, 2020 to become one of the largest independently-owned residential mortgage lending operations in the Mid-Atlantic region. MVB Mortgage’s combination with Intercoastal Mortgage Company to form ICM served as further validation of the Company’s strategic initiatives to protect earnings in a down-rate environment. After the combination, management at ICM continues to execute on favorable market conditions while generating cost savings through synergies gained in the combination. During the third quarter, MVB recognized $13.6 million in equity method investment income. This income amount is directly proportional to MVB’s ownership interest in ICM. In addition, MVB recognized a gain for the fair value recognition of the equity investment in ICM of $3.3 million during the third quarter of 2020.

“I’m very pleased with MVB’s strong third quarter performance results. Team MVB has executed during an extraordinary year with noninterest-bearing deposits up 134% and, most importantly, with tangible book value up 25% from the third quarter of 2019, enhancing shareholder value,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “The already strong mortgage companies integrated quickly and have been successfully seeking synergies. Our long-held belief that investment in our mortgage company is a protection against down side risk in the cyclical mortgage industry has been validated. As the industry moves into its next phase, the company will be well prepared with cost saves and efficiencies.”

Also during the third quarter of 2020, the Company acquired the assets of Invest Forward, Inc., doing business as Grand. Grand is a mobile app that incentivizes savings through digital banking.

“Our strategy continues to differentiate MVB among our peers. In addition to completing the MVB Mortgage combination with Intercoastal Mortgage Company this quarter, MVB also acquired technology through Invest Forward, Inc., which will strengthen our expanding fintech vertical. We signed sponsorship agreements with the top two processors in the U.S., and we provided banking services for Credit Karma to launch debit card issuance,” Mazza said.

LOANS
Loans, excluding PPP loans of $87.9 million, totaled $1.34 billion as of September 30, 2020, a decrease of $64.2 million, or 4.6%, from June 30, 2020, and a decrease of $41.7 million, or 3.0%, from September 30, 2019. The decrease in loans was driven by mortgage construction loans contributed to ICM totaling $54.0 million and expected runoff in commercial loans. The tax-equivalent yield on loans, including PPP loans, was 4.51% for the quarter ended September 30, 2020, a decrease of 23 basis points from the quarter ended June 30, 2020, and a decrease of 66 basis points from the quarter ended September 30, 2019.

Loans held for sale totaled $2.3 million as of September 30, 2020, a decrease of $239.8 million, or 99.1%, from June 30, 2020, and a decrease of $157.7 million, or 98.6%, from September 30, 2019. Loans held for sale decreased as a result of the MVB Mortgage combination to form ICM.

DEPOSITS
Deposits totaled $1.90 billion of September 30, 2020, an increase of $35.0 million, or 1.9%, from June 30, 2020, and an increase of $442.6 million, or 30.4%, from September 30, 2019.

Driven by increased mortgage activity as a result of the historically low rates late in the first three quarters of 2020, deposits related to title businesses totaled $175.6 million as of September 30, 2020, up from $155.3 million as of June 30, 2020, and up from $60.3 million as of September 30, 2019.

During the first half of 2020, the Company used the influx of noninterest-bearing deposits to pay down FHLB and other borrowings. As a result of the increases in noninterest-bearing deposits continuing throughout the third quarter of 2020, the Company was able to further decrease reliance on higher-cost funding sources by reducing the balance of brokered deposits by $110.3 million from June 30, 2020.

NET INTEREST INCOME
Net interest income for the quarter ended September 30, 2020, was $16.0 million, a decrease of $2.4 million, or 13.3%, from the quarter ended June 30, 2020, and an increase of $1.0 million, or 6.5%, from the quarter ended September 30, 2019. Net interest margin, on a fully tax-equivalent basis, for the quarter ended September 30, 2020, was 3.35%, a decrease of 43 basis points versus the quarter ended June 30, 2020, and a decrease of 13 basis points versus the quarter ended September 30, 2019. Net interest margin was primarily impacted by three items: excess liquidity, PPP loans originated during the second quarter of 2020, and a prepayment penalty for paying off long-term borrowings. For the quarter ended September 30, 2020, the excess liquidity from increased cash balances accounted for 26 basis points of the decrease, the PPP loans originated during the second quarter accounted for 15 basis points of the decrease, and a $500 thousand prepayment penalty for paying off long-term borrowings accounted for 10 basis points of the decrease. The tax-equivalent adjustments are added to net interest income and are $301 thousand for the quarter ended September 30, 2020, $284 thousand for the quarter ended June 30, 2020, and $260 thousand for the quarter ended September 30, 2019. Excluding the impact from the FDIC-assisted acquisition of First State, the fully-tax equivalent net interest margin for the quarter ended September 30, 2020 would have decreased 21 basis points.

Interest income decreased 14.5% during the quarter ended September 30, 2020, compared to the quarter ended June 30, 2020, and decreased 11.5% compared to the quarter ended September 30, 2019. The 56-basis point decrease in the tax-equivalent yield on earning assets compared to the quarter ended June 30, 2020, was the result of a 11-basis point decrease in the yield on commercial loans and a 95-basis point decrease in the yield on real estate loans. The 97-basis point decrease in the tax-equivalent yield on earning assets compared to the quarter ended September 30, 2019, was the result of a 56-basis point decrease in the yield on commercial loans and a 134-basis point decrease in the yield on real estate loans.

Interest expense decreased 21.1% during the quarter ended September 30, 2020, compared to the quarter ended June 30, 2020, as a result of a decrease of 14 basis points in the cost of interest-bearing liabilities. Interest expense decreased 56.4% compared to the quarter ended September 30, 2019, due to a decrease of 95 basis points in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities compared to the quarter ended June 30, 2020, was the result of a 22-basis point decrease in the cost of money market accounts, a 18-basis point decrease in the cost of CDs, and a 33-basis point decrease in the cost of NOW accounts The decrease in the cost of interest-bearing liabilities compared to the quarter ended September 30, 2019, was the result of a 134-basis point decrease in the cost of money market accounts, a 105-basis point decrease in the cost of CDs, and a 45-basis point decrease in the cost of NOW accounts.

An increase in the Company's average noninterest-bearing balances of $88.0 million from the quarter ended June 30, 2020, helped to maintain a 26-basis point favorable spread on the tax-equivalent net interest margin for the quarter ended September 30, 2020, compared to a 27-basis point favorable spread for the quarter ended June 30, 2020.

An increase in the Company’s average noninterest-bearing balances of $271.2 million from the quarter ended September 30, 2019, helped to maintain a 26-basis point favorable spread on the tax-equivalent net interest margin in 2020 compared to a 37-basis point favorable spread for the same period in 2019.

ASSET QUALITY
Provision for loan losses totaled $8.6 million for the quarter ended September 30, 2020, an increase of $2.0 million from the quarter ended June 30, 2020, and an increase of $8.0 million from the quarter ended September 30, 2019. The drastic increase in loan loss provision is mainly the result of changes to the qualitative adjustment factor framework within the allowance methodology, in addition to adjustments to the risk grading of significant loans within the portfolio, and changes in the outstanding balances of the loan portfolios. As a result of the increases in provision, allowance for loan losses as a percentage of total loans was 1.81% as of September 30, 2020, an increase of 62 basis points from June 30, 2020, and an increase of 95 basis points from September 30, 2019. The Company is continuing to evaluate the effects of COVID-19 as it relates to the asset quality of the loan portfolio and will continue to evaluate and assess the need for additional loan loss provision in the remainder of 2020 and beyond.

Nonperforming loans totaled $14.9 million, or 1.04%, of total loans as of September 30, 2020, compared to 0.94% of total loans as of June 30, 2020, and compared to 0.41% of total loans as of September 30, 2019. The increase in nonperforming loans from June 30, 2020 was primarily the result of the recognition of $3.0 million in nonperforming loans acquired from The First State Bank, which was partially offset by a $750 thousand curtailment of a nonperforming commercial loan and the foreclosure upon a $377 thousand commercial loan which was transitioned to other real estate owned. In addition, net charge-offs for the quarter ended September 30, 2020, increased $91 thousand compared to the quarter ended June 30, 2020, and increased $155 thousand compared to the quarter ended September 30, 2019. In the third quarter of 2020, commercial loans totaling $41.1 million and mortgage loans totaling $15.5 million were approved for modifications such as interest-only payments and payment deferrals. Of the $41.1 million of commercial loan modifications, $35.5 million were related to hotels. These modifications were not considered to be troubled debt restructurings.

NONINTEREST INCOME
Noninterest income totaled $19.4 million for the quarter ended September 30, 2020, a decrease of $26.1 million, or 57.4%, from the quarter ended June 30, 2020, and an increase of $4.7 million, or 32.0%, from the quarter ended September 30, 2019.

The $26.1 million decrease in noninterest income from the quarter ended June 30, 2020, was due to a decrease of $20.9 million in the gain on derivatives and a decrease of $7.7 million in mortgage fee income due to the transition to the equity method investment accounting from the MVB Mortgage transaction. These decreases were partially offset by an increase of $13.6 million in equity method investments income related to the Company’s investment in ICM and an increase of $3.3 million in the gain on mortgage combination transaction. The decrease in noninterest income was also impacted by transactions closed and gains recognized in the second quarter of 2020, as follows: $9.6 million in the gain on sale of banking centers and $4.7 million in the bargain purchase gain from the acquisition of The First State Bank.

The $4.7 million increase in noninterest income from the quarter ended September 30, 2019, was due to an increase of $13.6 in equity method investments income related to the Company’s investment in ICM and an increase of $3.3 million in the gain on mortgage combination transaction. These increases were partially offset by a decrease of $8.6 million in the gain on derivatives and a decrease of $4.2 million in mortgage fee income. The decreases in both the gain on derivatives and mortgage fee income are directly related to the mortgage transaction that occurred on July 1, 2020.

NONINTEREST EXPENSE
Noninterest expense totaled $18.3 million for the quarter ended September 30, 2020, a decrease of $15.1 million, or 45.2%, from the quarter ended June 30, 2020, and a decrease of $5.1 million, or 21.9%, from the quarter ended September 30, 2019. The mortgage transaction that occurred on July 1, 2020 had the largest impact to the decreases noted in noninterest expense as a result of the transition to the equity method investment accounting.

The $15.1 million decrease in noninterest expense from the quarter ended June 30, 2020, was due to a decrease of $12.1 million in salaries and employee benefits, a decrease of $1.4 million in professional fees, and a decrease of $887 thousand in mortgage processing expense. Of the decrease in salaries and employee benefits expense, $13.5 million was primarily driven by the MVB Mortgage combination to form ICM.

The $5.1 million decrease in noninterest expense from the quarter ended September 30, 2019, was due to a decrease of $4.9 million in salaries and employee benefits and a decrease of $725 thousand in mortgage processing expense. Of the decrease in salaries and employee benefits expense, $8.2 million was primarily driven by the MVB Mortgage combination to form ICM.

STOCK REPURCHASE PROGRAM
As previously announced on August 19, 2020, the Board of Directors of the Company approved an extension of the current stock repurchase program, of which 49,100 shares were repurchased for $706 thousand. Under the extended program, the Company is authorized to repurchase up to an additional $5 million of its outstanding shares of common stock over the next 12 months or until the purchase is fully absorbed, whichever date comes first. During the third quarter of 2020, the Company repurchased 82,424 shares totaling $1.3 million. A total of 128,024 shares totaling $1.9 million have been repurchased in 2020.

DIVIDEND
As previously announced on August 21, 2020, MVB issued its third quarterly dividend for 2020, totaling a $0.27 per share payout year-to-date. The Company declared a quarterly cash dividend of $0.09 per share payable on September 15, 2020, to shareholders of record at the close of business on September 1, 2020.

About MVB Financial Corp.
MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, MVB Community Development Corporation, Chartwell Compliance, Paladin Fraud, and MVB Technology, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB Financial Corp. (the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include but are not limited to: credit risk; changes in market interest rates; inability to achieve anticipated synergies; ability to successfully integrate recent mergers and acquisitions, including First State and Summit; competition; length and severity of the recent COVID-19 (coronavirus) outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2020	2020	2019	2020	2019
	Third Quarter	Second Quarter	Third Quarter
Interest income	$18,627	$21,774	$21,038	$61,100	$61,131
Interest expense	2,617	3,316	6,004	10,461	17,596
Net interest income	16,010	18,458	15,034	50,639	43,535
Provision for loan losses	8,631	6,596	657	16,365	1,557
Net interest income after provision for loan losses	7,379	11,862	14,377	34,274	41,978

Noninterest income:
Mortgage fee income	7,264	14,944	11,496	33,427	28,030
Other income	12,134	30,569	3,200	42,334	21,818
Total noninterest income	19,398	45,513	14,696	75,761	49,848

Noninterest expense:
Salaries and employee benefits	10,519	22,659	15,438	49,360	40,452
Other expense	7,746	10,674	7,942	26,894	21,766
Total noninterest expenses	18,265	33,333	23,380	76,254	62,218

Income from continuing operations, before income taxes	8,512	24,042	5,693	33,781	29,608
Income tax expense - continuing operations	2,021	6,008	1,347	8,208	7,139
Net income from continuing operations	6,491	18,034	4,346	25,573	22,469

Income (loss) from discontinued operations, before income taxes	—	—	(25)	—	575
Income tax expense (benefit) - discontinued operations	—	—	(6)	—	148
Net income from discontinued operations	—	—	(19)	—	427

Net income	$6,491	$18,034	$4,327	$25,573	$22,896
Preferred dividends	116	115	121	345	364
Net income available to common shareholders	$6,375	$17,919	$4,206	$25,228	$22,532

Earnings per share from continuing operations - basic	$0.53	$1.50	$0.36	$2.11	$1.89
Earnings per share from discontinued operations - basic	—	—	—	—	0.04
Earnings per share - basic	$0.53	$1.50	$0.36	$2.11	$1.93

Earnings per share from continuing operations - diluted	$0.53	$1.49	$0.35	$2.07	$1.84
Earnings per share from discontinued operations - diluted	—	—	—	—	0.04
Earnings per share - diluted	$0.53	$1.49	$0.35	$2.07	$1.88

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
Cash and cash equivalents	$295,823	$78,854	$28,002	$36,568
Certificates of deposit with other banks	12,301	13,046	12,549	13,541
Securities available-for-sale, at fair value	297,964	220,699	235,821	226,064
Equity securities	24,164	19,464	18,514	18,414
Loans held for sale	2,271	242,089	109,788	159,961
Loans	1,428,593	1,494,672	1,374,541	1,382,375
Less: Allowance for loan losses	(25,913)	(17,742)	(11,775)	(11,874)
Net Loans	1,402,680	1,476,930	1,362,766	1,370,501
Premises and equipment	26,176	24,586	21,974	25,446
Assets of branches held for sale	—	—	46,554	—
Goodwill	2,350	19,232	19,630	19,630
Other assets	150,730	120,257	88,516	91,827
Total assets	$2,214,459	$2,215,157	$1,944,114	$1,961,952

Noninterest-bearing deposits	$642,835	$528,527	$278,547	$274,970
Interest-bearing deposits	1,256,122	1,335,436	986,495	1,181,434
Deposits of branches held for sale	—	—	188,270	—
Borrowed funds	25,800	36,610	222,885	241,641
Other liabilities	55,586	86,084	55,981	57,667
Stockholders' equity	234,116	228,500	211,936	206,240
Total liabilities and stockholders' equity	$2,214,459	$2,215,157	$1,944,114	$1,961,952

The breakdown of loans, premises and equipment, and deposits of branches held for sale is as follows:

(Dollars in thousands)	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
Commercial and non-residential real estate loans	$—	$—	$16,132	$—
Residential real estate and home equity loans	—	—	22,701	—
Consumer and other loans	—	—	4,083	—
Total loans	—	—	42,916	—
Premises and equipment, net	—	—	3,638	—
Assets of branches held for sale	$—	$—	$46,554	$—

Noninterest-bearing deposits	$—	$—	$19,251	$—
Interest-bearing deposits	—	—	169,019	—
Deposits of branches held for sale	$—	$—	$188,270	$—

Reportable Segments
(Unaudited)

Three Months Ended September 30, 2020	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$18,737	$78	$—	$(188)	$18,627
Interest expense	2,553	232	20	(188)	2,617
Net interest income (loss)	16,184	(154)	(20)	—	16,010
Provision for loan losses	8,631	—	—	—	8,631
Net interest income (loss) after provision for loan losses	7,553	(154)	(20)	—	7,379

Noninterest Income:
Mortgage fee income	26	7,238	—	—	7,264
Other income	3,080	9,555	1,481	(1,982)	12,134
Total noninterest income	3,106	16,793	1,481	(1,982)	19,398

Noninterest Expenses:
Salaries and employee benefits	7,526	82	2,911	—	10,519
Other expense	8,389	68	1,271	(1,982)	7,746
Total noninterest expenses	15,915	150	4,182	(1,982)	18,265

Income (loss) before income taxes	(5,256)	16,489	(2,721)	—	8,512
Income tax expense (benefit)	(1,556)	4,245	(668)	—	2,021
Net income (loss)	$(3,700)	$12,244	$(2,053)	$—	$6,491
Preferred stock dividends	—	—	116	—	116
Net income (loss) available to common shareholders	$(3,700)	$12,244	$(2,169)	$—	$6,375

Three Months Ended June 30, 2020	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$19,182	$3,538	$1	$(947)	$21,774
Interest expense	3,027	1,517	23	(1,251)	3,316
Net interest income (loss)	16,155	2,021	(22)	304	18,458
Provision for loan losses	6,598	(2)	—	—	6,596
Net interest income (loss) after provision for loan losses	9,557	2,023	(22)	304	11,862

Noninterest Income:
Mortgage fee income	40	15,208	—	(304)	14,944
Other income	17,792	13,354	1,679	(2,256)	30,569
Total noninterest income	17,832	28,562	1,679	(2,560)	45,513

Noninterest Expenses:
Salaries and employee benefits	6,170	13,584	2,905	—	22,659
Other expense	9,124	2,315	1,491	(2,256)	10,674
Total noninterest expenses	15,294	15,899	4,396	(2,256)	33,333

Income (loss) before income taxes	12,095	14,686	(2,739)	—	24,042
Income tax expense (benefit)	2,880	3,800	(672)	—	6,008
Net income (loss)	$9,215	$10,886	$(2,067)	$—	$18,034
Preferred stock dividends	—	—	115	—	115
Net income (loss) available to common shareholders	$9,215	$10,886	$(2,182)	$—	$17,919

Three Months Ended September 30, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$19,299	$2,288	$9	$(558)	$21,038
Interest expense	4,806	1,811	156	(769)	6,004
Net interest income (loss)	14,493	477	(147)	211	15,034
Provision for loan losses	625	32	—	—	657
Net interest income (loss) after provision for loan losses	13,868	445	(147)	211	14,377

Noninterest Income:
Mortgage fee income	121	11,587	—	(212)	11,496
Other income	2,138	1,112	1,516	(1,566)	3,200
Total noninterest income	2,259	12,699	1,516	(1,778)	14,696

Noninterest Expenses:
Salaries and employee benefits	4,820	8,318	2,300	—	15,438
Other expense	6,113	2,142	1,254	(1,567)	7,942
Total noninterest expenses	10,933	10,460	3,554	(1,567)	23,380

Income (loss) from continuing operations, before income taxes	5,194	2,684	(2,185)	—	5,693
Income tax expense (benefit) - continuing operations	1,130	725	(508)	—	1,347
Net income (loss) from continuing operations	$4,064	$1,959	$(1,677)	$—	$4,346
Income from discontinued operations, before income taxes	$—	$—	$(25)	$—	$(25)
Income tax expense - discontinued operations	$—	$—	$(6)	$—	$(6)
Net income from discontinued operations	$—	$—	$(19)	$—	$(19)
Net income (loss)	$4,064	$1,959	$(1,696)	$—	$4,327
Preferred stock dividends	—	—	121	—	121
Net income (loss) available to common shareholders	$4,064	$1,959	$(1,817)	$—	$4,206

Nine Months Ended September 30, 2020	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$56,693	$6,034	$2	$(1,629)	$61,100
Interest expense	9,418	3,136	78	(2,171)	10,461
Net interest income (loss)	47,275	2,898	(76)	542	50,639
Provision for loan losses	16,361	4	—	—	16,365
Net interest income (loss) after provision for loan losses	30,914	2,894	(76)	542	34,274

Noninterest Income:
Mortgage fee income	176	33,793	—	(542)	33,427
Other income	24,218	19,347	4,664	(5,895)	42,334
Total noninterest income	24,394	53,140	4,664	(6,437)	75,761

Noninterest Expenses:
Salaries and employee benefits	19,562	21,550	8,248	—	49,360
Other expense	24,172	4,780	3,837	(5,895)	26,894
Total noninterest expenses	43,734	26,330	12,085	(5,895)	76,254

Income (loss) before income taxes	11,574	29,704	(7,497)	—	33,781
Income tax expense (benefit)	2,336	7,696	(1,824)	—	8,208
Net income (loss)	$9,238	$22,008	$(5,673)	$—	$25,573
Preferred stock dividends	—	—	345	—	345
Net income (loss) available to common shareholders	$9,238	$22,008	$(6,018)	$—	$25,228

Nine Months Ended September 30, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$56,446	$5,858	$12	$(1,185)	$61,131
Interest expense	14,303	4,303	728	(1,738)	17,596
Net interest income (loss)	42,143	1,555	(716)	553	43,535
Provision for loan losses	1,497	60	—	—	1,557
Net interest income (loss) after provision for loan losses	40,646	1,495	(716)	553	41,978

Noninterest Income:
Mortgage fee income	507	28,076	—	(553)	28,030
Other income	19,168	2,723	4,790	(4,863)	21,818
Total noninterest income	19,675	30,799	4,790	(5,416)	49,848

Noninterest Expenses:
Salaries and employee benefits	13,435	20,515	6,502	—	40,452
Other expense	16,958	6,009	3,662	(4,863)	21,766
Total noninterest expenses	30,393	26,524	10,164	(4,863)	62,218

Income (loss) from continuing operations, before income taxes	29,928	5,770	(6,090)	—	29,608
Income tax expense (benefit) - continuing operations	6,969	1,574	(1,404)	—	7,139
Net income (loss) from continuing operations	22,959	4,196	(4,686)	—	22,469
Income from discontinued operations, before income taxes	—	—	575	—	575
Income tax expense - discontinued operations	—	—	148	—	148
Net income from discontinued operations	—	—	427	—	427
Net income (loss)	$22,959	$4,196	$(4,259)	$—	$22,896
Preferred stock dividends	—	—	364	—	364
Net income (loss) available to common shareholders	$22,959	$4,196	$(4,623)	$—	$22,532

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$174,203	$45	0.10%	$44,095	$16	0.15%	$9,562	$61	2.53%
CDs with other banks	12,641	61	1.91	12,811	64	2.00	14,143	71	1.99
Investment securities:
Taxable	103,497	411	1.58	96,760	477	1.98	122,648	689	2.23
Tax-exempt [2]	142,301	1,344	3.75	123,806	1,248	4.04	109,324	1,113	4.04
Loans and loans held for sale: [1]
Commercial [3]	1,160,214	14,108	4.82	1,165,649	14,319	4.93	1,002,595	13,599	5.38
Tax exempt [2]	7,752	91	4.66	8,879	104	4.69	11,229	127	4.47
Real estate	325,992	2,749	3.35	532,386	5,701	4.30	464,769	5,490	4.69
Consumer	6,613	119	7.14	6,332	129	8.17	8,612	149	6.86
Total loans	1,500,571	17,067	4.51	1,713,246	20,253	4.74	1,487,205	19,365	5.17
Total earning assets	1,933,213	18,928	3.88	1,990,718	22,058	4.44	1,742,882	21,298	4.85
Less: Allowance for loan losses	(18,906)			(14,253)			(11,232)
Cash and due from banks	28,299			34,449			18,366
Other assets	205,038			179,806			134,871
Total assets	$2,147,644			$2,190,720			$1,884,887

Liabilities
Deposits:
NOW	$381,375	$496	0.52%	$367,448	$775	0.85%	$384,977	$942	0.97%
Money market checking	479,418	380	0.31	429,708	564	0.53	333,849	1,391	1.65
Savings	49,698	7	0.06	41,485	8	0.08	37,335	1	0.01
IRAs	12,389	44	1.41	12,408	47	1.52	17,342	84	1.92
CDs	334,828	967	1.15	495,519	1,642	1.33	366,749	2,035	2.20
Repurchase agreements and federal funds sold	10,145	4	0.16	9,682	5	0.21	9,493	12	0.50
FHLB and other borrowings	34,138	699	8.12	76,739	252	1.32	212,102	1,383	2.59
Subordinated debt	4,124	20	1.92	4,124	23	2.24	9,535	156	6.49
Total interest-bearing liabilities	1,306,115	2,617	0.79	1,437,113	3,316	0.93	1,371,382	6,004	1.74
Noninterest bearing demand deposits	542,467			454,486			271,294
Other liabilities	68,223			79,826			38,618
Total liabilities	1,916,805			1,971,425			1,681,294

Stockholders’ equity
Preferred stock	7,334			7,334			7,644
Common stock	12,066			12,030			11,773
Paid-in capital	124,003			123,351			119,166
Treasury stock	(2,022)			(1,437)			(1,084)
Retained earnings	90,113			79,820			67,312
Accumulated other comprehensive (loss)	(655)			(1,803)			(1,218)
Total stockholders’ equity	230,839			219,295			203,593
Total liabilities and stockholders’ equity	$2,147,644			$2,190,720			$1,884,887

Net interest spread (tax-equivalent)			3.09			3.51			3.11
Net interest income and margin (tax-equivalent) [2]		$16,311	3.35%		$18,742	3.78%		$15,294	3.48%
Less: Tax-equivalent adjustments		$(301)			$(284)			$(260)
Net interest spread			3.03%			3.46%			3.05%
Net interest income and margin		$16,010	3.29%		$18,458	3.72%		$15,034	3.42%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans totaling $89.8 million are included in this amount for the three months ended June 30, 2020.

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$77,667	$110	0.19%	$8,904	$163	2.45%
CDs with other banks	12,667	187	1.97	14,498	216	1.99
Investment securities:
Taxable	104,450	1,554	1.98	127,631	2,336	2.45
Tax-exempt [2]	125,493	3,703	3.93	100,530	3,304	4.39
Loans and loans held for sale: [1]
Commercial [3]	1,138,438	42,292	4.95	973,547	39,258	5.39
Tax exempt [2]	9,457	329	4.64	12,831	427	4.45
Real estate	428,989	13,402	4.16	441,238	15,794	4.79
Consumer	6,805	370	7.24	9,217	417	6.05
Total loans	1,583,689	56,393	4.74	1,436,833	55,896	5.20
Total earning assets	1,903,966	61,947	4.33	1,688,396	61,914	4.90
Less: Allowance for loan losses	(14,857)			(11,174)
Cash and due from banks	27,781			16,820
Other assets	178,701			129,594
Total assets	$2,095,591			$1,823,636

Liabilities
Deposits:
NOW	$385,413	$2,070	0.72%	$368,709	$2,510	0.91%
Money market checking	447,219	2,397	0.71	319,919	3,721	1.56
Savings	43,606	16	0.05	39,066	3	0.01
IRAs	13,785	169	1.63	17,627	250	1.90
CDs	388,190	4,188	1.44	403,294	6,640	2.20
Repurchase agreements and federal funds sold	9,784	19	0.26	11,764	37	0.42
FHLB and other borrowings	75,451	1,524	2.69	180,552	3,707	2.75
Subordinated debt	4,124	78	2.52	14,821	728	6.57
Total interest-bearing liabilities	1,367,572	10,461	1.02	1,355,752	17,596	1.74
Noninterest bearing demand deposits	442,378			245,705
Other liabilities	63,853			31,305
Total liabilities	1,873,803			1,632,762

Stockholders’ equity
Preferred stock	7,334			7,770
Common stock	12,031			11,709
Paid-in capital	123,342			117,923
Treasury stock	(1,533)			(1,084)
Retained earnings	81,476			58,726
Accumulated other comprehensive (loss)	(862)			(4,170)
Total stockholders’ equity	221,788			190,874
Total liabilities and stockholders’ equity	$2,095,591			$1,823,636

Net interest spread (tax-equivalent)			3.31			3.16
Net interest income and margin (tax-equivalent) [2]		$51,486	3.60%		$44,318	3.51%
Less: Tax-equivalent adjustments		$(847)			$(783)
Net interest spread			3.26%			3.10%
Net interest income and margin		$50,639	3.54%		$43,535	3.45%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans totaling $89.8 million are included in this amount for the six months ended June 30, 2020.

The following table reconciles, as of the dates set forth below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net interest margin - U.S. GAAP basis
Net interest income	$16,010	$16,171	$15,034	$50,639	$43,535
Average interest-earning assets	1,933,213	1,801,872	1,742,882	1,903,966	1,688,396
Net interest margin	3.29%	3.60%	3.42%	3.54%	3.45%

Net interest margin - non-U.S. GAAP basis
Net interest income	$16,010	$16,171	$15,034	$50,639	$43,535
Plus: Impact of fully tax-equivalent adjustment	301	261	260	847	783
Net interest income on a fully tax-equivalent basis	16,311	16,432	15,294	51,486	44,318
Average interest-earning assets	1,933,213	1,801,872	1,742,882	1,903,966	1,688,396
Net interest margin on a fully tax-equivalent basis	3.35%	3.66%	3.48%	3.60%	3.51%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2020	2020	2019	2020	2019
	Third Quarter	Second Quarter	Third Quarter
Earnings and Per Share Data:
Net income from continuing operations	$6,491	$18,034	$4,346	$25,573	$22,469
Net income from discontinued operations	$—	$—	$(19)	$—	$427
Net income	$6,491	$18,034	$4,327	25,573	22,896
Net income available to common shareholders	$6,375	$17,919	$4,206	25,228	22,532
Earnings per share from continuing operations - basic	$0.53	$1.50	$0.36	$2.11	$1.89
Earnings per share from discontinued operations - basic	$—	$—	$—	$—	$0.04
Earnings per share - basic	$0.53	$1.50	$0.36	$2.11	$1.93
Earnings per share from continuing operations - diluted	$0.53	$1.49	$0.35	$2.07	$1.84
Earnings per share from discontinued operations - diluted	$—	$—	$—	$—	$0.04
Earnings per share - diluted	$0.53	$1.49	$0.35	$2.07	$1.88
Cash dividends paid per common share	$0.090	$0.090	$0.050	$0.270	$0.125
Book value per common share	$19.07	$18.48	$16.84	$19.07	$16.84
Tangible book value per common share	$18.66	$16.65	$14.87	$18.66	$14.87
Weighted average shares outstanding - basic	11,948,989	11,954,813	11,731,774	11,948,857	11,661,581
Weighted average shares outstanding - diluted	12,116,418	12,011,845	12,098,335	12,185,137	11,957,385

Performance Ratios:
Return on average assets - continuing operations [1]	1.21%	3.29%	0.92%	1.63%	1.64%
Return on average assets - discontinued operations [1]	—%	—%	—%	—%	0.03%
Return on average assets [1]	1.21%	3.29%	0.92%	1.63%	1.67%
Return on average equity - continuing operations [1]	11.25%	32.89%	8.54%	15.37%	15.69%
Return on average equity - discontinued operations [1]	—%	—%	(0.04)%	—%	0.30%
Return on average equity [1]	11.25%	32.89%	8.50%	15.37%	15.99%
Net interest margin 2 3	3.35%	3.78%	3.48%	3.60%	3.51%
Efficiency ratio [4]	51.58%	52.11%	78.64%	60.33%	66.63%
Overhead ratio 1 5	3.40%	6.09%	4.96%	4.85%	4.55%
Equity to assets	10.57%	10.32%	10.95%	10.57%	10.95%

Asset Quality Data and Ratios:
Charge-offs	$111	$23	$—	$1,890	$676
Recoveries	$5	$8	$49	$17	$54
Net loan charge-offs to total loans 1 6	0.03%	—%	(0.01)%	0.17%	0.06%
Allowance for loan losses	$25,913	$17,742	$11,874	$25,913	$11,874
Allowance for loan losses to total loans [7]	1.81%	1.19%	0.86%	1.81%	0.86%
Nonperforming loans	$14,893	$14,061	$5,627	$14,893	$5,627
Nonperforming loans to total loans	1.04%	0.94%	0.41%	1.04%	0.41%

Mortgage Data:
Locked pipeline	$—	$486,093	$247,339	$—	$247,339
Sold loan volume	$318,583	$848,954	$465,581	$1,590,761	$1,114,741
Sold loan refinance volume	$134,025	$542,123	$192,868	$885,965	$380,820
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 presented on a fully tax-equivalent basis
4 noninterest expense as a percentage of net interest income and noninterest income
5 noninterest expense as a percentage of average assets
6 charge-offs less recoveries
7 excludes loans held for sale

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2020	2020	2019	2020	2019
	Third Quarter	Second Quarter	Third Quarter
Goodwill	$2,350	$19,232	$19,630	$2,350	$19,630
Intangibles	2,554	2,708	3,649	2,554	3,649
Total intangibles	4,904	21,940	23,279	4,904	23,279

Total equity	234,116	228,500	206,240	234,116	206,240
Less: Preferred equity	(7,334)	(7,334)	(7,334)	(7,334)	(7,334)
Less: Total intangibles	(4,904)	(21,940)	(23,279)	(4,904)	(23,279)
Tangible common equity	221,878	199,226	175,627	221,878	175,627

Tangible common equity	221,878	199,226	175,627	221,878	175,627
Common shares outstanding (000s)	11,889	11,968	11,814	11,889	11,814
Tangible book value per common share	$18.66	$16.65	$14.87	$18.66	$14.87

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